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                                                                   EXHIBIT 10.1

                [THE FINANCIAL RELATIONS BOARD INC. LETTERHEAD]

             RE:
             SUPERIOR CONSULTANT HOLDINGS CORPORATION
             4000 Town Center, Suite 1100
             Southfield, MI 48075

             NASDAQ: SUPC



FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 12, 1997


        SUPERIOR CONSULTANT HOLDINGS ACQUIRES WEST COAST MANAGED CARE
                         CONSULTANT -- KAUFMAN GROUP

SOUTHFIELD, MI., MARCH 12, 1997 -- Superior Consultant Holdings Corporation (Nasdaq: SUPC), a leading nationwide provider of consulting services to the healthcare industry, today announced it has acquired The Kaufman Group, Inc., an approximately $5 million revenue consultant to managed care clients and physician groups. San Diego-based Kaufman Group is a leader in strategies for physician group organizations, including their mergers, acquisitions and alliances. Superior, which raised $42 million in its October, 1996, initial public offering, expects to pay an estimated $6.28 million in a combination of cash and stock. The transaction will be accounted for as an acquisition, and is expected to be accretive for 1997.

        "We are pleased to welcome The Kaufman Group to our growing organization," said Richard D. Helppie, Superior's chairman, president and chief executive officer. "The Kaufman Group will operate as a practice area within Superior Consultant Company, Inc. Their market research, strategy, transaction and valuation services complement ours, and broaden the services we can offer our clients. And their track record, philosophies and methodologies are similar to our own."

        The Kaufman Group was established in 1991 by Nathan S. Kaufman, a nationally renowned authority on issues concerning physicians and physician group formation and organization. He has been lecturing on managed care for the American College of Healthcare Executives since 1987. Mr. Kaufman will serve as a senior vice president of Superior Consultant Company, Inc. and a member of the Superior Advisory Council.
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SUPERIOR CONSULTANT HOLDINGS
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        "Superior provides us with the infrastructure, manpower, and geographic reach necessary to address the growing demand for our services," said Mr. Kaufman. "In addition, Superior's expertise in healthcare information systems will be valued by our clients."

The Kaufman Group consults throughout the United States in six primary areas:

-  managed care executive education;

-  managed care strategy development;

-  managed care "transaction support" (acquisition and affiliation) services;

-  physician group and MSO operations management;

-  market research and strategic business planning;

-  medical practice valuation services.


        "While broadening the service array we each can offer," said Richard Helppie, "this merger will also benefit us and our clients because Kaufman Group develops strong relationships with their clients - as does Superior.
This merger is a significant first step in executing our acquisition strategy. We intend to pursue other acquisitions that will keep us at the forefront of healthcare consulting, leading its consolidation in order to achieve benefits of integration while providing our clients unmatched knowledge and experience."

        This release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors over which the company has no control. Such factors include, but are not limited to: acquisitions contracted or under consideration, significant client assignments, recruiting and new business solicitation efforts, regulatory changes and general economic conditions. These risk factors and additional information are included in the company's reports on file with the Securities and Exchange Commission.


ABOUT SUPERIOR CONSULTANT HOLDINGS CORPORATION


        Superior Consultant Holdings Corporation is a national consulting firm that comprises two subsidiaries: Superior Consultant Company, Inc. (established 1984), which offers a full array of strategic, managerial, operational and technical services to all segments of the healthcare industry; and Unitive Corporation (established 1993), which assists clients across a wide range of industries in the development, design, implementation and maintenance of groupware and intranet/internet information systems and solutions. Superior Consultant Holdings Corporation trades on the Nasdaq under the ticker symbol "SUPC."


                FOR MORE INFORMATION ON SUPERIOR CONSULTANT HOLDINGS CORPORATION SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY
                TICKER:  SUPC OR VISIT THE COMPANY'S WEBSITE AT
                HTTP://WWW.SUPERIORCONSULTANT.COM